UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE

SECURITIES EXCHANGE ACT OF 1934

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement Only

☐	Confidential, for Use of the Commission (as permitted by Rule 14c)

GOLD LAKES CORP.
(Name of Registrant as Specified In Its Charter)

______________________________________________________

Name of Person(s) Filing Information Statement, if other than Registrant:

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party: ___________________________

4)	Date Filed: ____________________________

GOLD LAKES CORP.

3401 Enterprise Parkway, Suite 340

Beachwood, Ohio 33122

(216) 916-9303

Copies of correspondence to:

Frederick C. Bauman, Esq.

Bauman & Associates Law Firm

6440 Sky Pointe Dr., Ste 140-149

Las Vegas, NV 89131

(702) 318-7218

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

Date of Mailing:December 23, 2016

TO THE STOCKHOLDERS OF GOLD LAKES CORP.:

The attached Information Statement is furnished by the Board of Directors (the "Board") of Gold Lakes Corp. (the "Company," "we" or "us"). The Company, a Nevada corporation, is a public company registered with the Securities and Exchange Commission.

On December 5, 2016, a stockholder(s) holding 66,300,000 shares, or approximately 61.3%, of our issued and outstanding $0.001 par value common stock ("Common Stock") consented in writing to amend the Company's Articles of Incorporation (the "Certificate of Amendment"). This consent was sufficient to approve the Certificate of Amendment under Nevada law and our Articles of Incorporation. The attached Information Statement describes the Certificate of Amendment that the common stockholders of the Company have approved, which will increase the Company’s authorized shares of common stock to 2,000,000,000 shares from 500,000,000 shares and authorize the Company to issue up to 1,000,000 shares of preferred stock.The Certificate of Amendment will become effective upon filing with the Nevada Secretary of State, which can occur no earlier than twenty (20) calendar days after the filing and dissemination of the Definitive Information Statement.

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOUARE REQUESTED NOT TO SEND US A PROXY.

There are no stockholder dissenters' or appraisal rights in connection with any of the matters discussed in this Information Statement.

Please read this Notice and Information Statement carefully and in its entirety.  It describes the terms of the actions taken by the stockholders.

Although you will not have an opportunity to vote on the approval of the Certificate of Amendment, this Information Statement contains important information about the Certificate of Amendment.

By Order of the Board of Directors

/s/ Christoper P. Vallos
Christopher P. Vallos, President

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT MATERIALS IN CONNECTION WITH THIS NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT:

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GOLD LAKES CORP.

3401 Enterprise Parkway, Suite 340

Beachwood, Ohio 33122

(216) 916-9303

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Gold Lakes Corp., a Nevada corporation (the "Company," "we" or "us"), to advise them of the corporate actions that have been authorized by written consent of one of the Company's stockholders, which owns approximately 61.3% of the Company's common stock as of the record date of December 23, 2016 (the "Record Date"). These actions are being taken without notice, meetings or votes in accordance with the NevadaRevised Statutes (N.R.S.) Section 78.320 and the Company’s Articles of Incorporation. This Information Statement is being mailed to the stockholders of the Company, as of the Record Date, on December 23, 2016.

On December 5, 2016, the Board of Directors approved, and recommended to the stockholders for approval, an amendment to the Company's Articles of Incorporation (the "Certificate of Amendment") that will increase the Company’s authorized shares of common stock to 2,000,000,000 shares from 500,000,000 shares and authorize the Company to issue up to 1,000,000 shares of preferred stock ($0.001 par value). The full text of the Certificate of Amendment is attached to this Information Statement as Appendix A.

On December 5, 2016, a stockholder holding 66,300,000 shares, or approximately 61.3%, of our issued and outstanding Common Stock (and thus a majority of our voting power) consented in writing to the Certificate of Amendment. This consent was sufficient to approve the Certificate of Amendment under Nevada law.

NO VOTE REQUIRED

We are not soliciting consents to approve the Certificate of Amendment. Nevada law and our Articles of Incorporation permit the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

NO APPRAISAL RIGHTS

Under Nevada corporate law, stockholders have no appraisal or dissenters' rights in connection with the Certificate of Amendment.

INTERESTS OF CERTAIN PARTIES IN THE MATTERS TO BE ACTED UPON

None of the directors or executive officers of the Company has any substantial interest resulting from the Certificate of Amendment that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

COST OF THIS INFORMATION STATEMENT

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

In some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our President at (216) 916-9303, and requests in writing should be sent to Gold Lakes Corp., Attention President, 3401 Enterprise Parkway, Suite 340, Beachwood, Ohio 44122.  Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed,written request to us at the above address.

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AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK AND CREATING “BLANK CHECK” PREFERRED STOCK.

General

Our Articles of Incorporation currentlyauthorize 500,000,000 shares of common stock and do not authorize the issuance of preferred stock.

On December 5, 2016 the Board of Directors, and on December 5, 2016 the consenting stockholder(s), approved the filing of an amendment to our Articles of Incorporation to increase the authorized shares of common stock to 2,000,000,000 shares from 500,000,000 shares and to authorize the creation of 1,000,000 shares, designated as our Preferred Stock (the “Amendment”).  The Preferred Stock may be issued from time to time in one or more series by our Board of Directors.  Our Board of Directors will be expressly authorized to provide, by resolution(s) duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of Preferred Stock.

Reasons for the Increase in Authorized Shares of Common Stock

Our Articles of Incorporation presently authorize 500,000,000 shares of common stock. As of November 30, 2016, there were 108,096,935 shares of common stock outstanding. In order to provide funding for the Company’s operations and exploration program, it will be necessary to issue additional shares of common stock, or promissory notes that are convertible into common stock. Most lenders that fund convertible notes require that the borrower direct its stock transfer agent to establish a reserve of authorized shares to be available for conversion of the lender’s convertible notes. If the market price of the borrower’s convertible stock declines, the reserve may be required to be increased. In the event that there are insufficient authorized shares to honor a conversion notice, there may be contractual penalties payable by the borrower. The increase in the Company’s authorized shares to 2,000,000,000 shares from 500,000,000 shares is intended to provide adequate authorized shares to cover the Company’s funding needs for at least the next 12 months.

Principal Effects of the Increase in Authorized Shares of Common Stock

While the authorization of additional shares of common stock is intended to increase our financial flexibility, it could also lead to dilution of the existing stockholders in the event that additional shares are sold for less than the current market price (or in the case of convertible debt, if the conversion price is less than our present market price). This is likely in the case of convertible debt, as convertible lenders typically require that they be permitted to convert at a discount from the market price at the time of conversion.

Reasons for the Creation of “Blank Check” Preferred Stock

We believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors.  Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over a company’s common stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets, the Amendment will create 1,000,000 authorized shares of “blank check” Preferred Stock for us to issue.

The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by our Stockholders and the terms, rights and features of which are determined by our Board of Directors upon issuance.  The authorization of such “blank check” Preferred Stock permits our Board of Directors to authorize and issue Preferred Stock from time to time in one or more series without seeking further action or vote of our Stockholders.

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Principal Effects of the Creation of “Blank Check” Preferred Stock

Subject to the provisions of the Amendment and the limitations prescribed by law, our Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by our  stockholders.  Our Board of Directors would be required to make any determination to issue shares of Preferred Stock based on its judgment as to what is in our best interests and the best interests of our stockholders.  The Amendment will give our Board of Directors flexibility, without further stockholder action, to issue Preferred Stock on such terms and conditions as our Board of Directors deems to be in our best interests and the best interests of our stockholders.

The authorization of the “blank check” Preferred Stock will provide us with increased financial flexibility in meeting future capital requirements.  It will allow Preferred Stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose.  It is anticipated that such purposes may include, without limitation, exchanging Preferred Stock for Common Stock, the issuance for cash as a means of obtaining capital for our use, or issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets.

The issuance by us of Preferred Stock could dilute both the equity interests and the earnings per share of existing holders of our Common Stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of Preferred Stock could also have voting rights superior to our Common Stock, and therefore would have a dilutive effect on the voting power of our existing Stockholders.

Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company.  Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of our Board of Directors to issue such shares of Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means.  Such issuances could therefore deprive our stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of Preferred Stock to persons friendly to our Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

There are currently no plans, arrangements, commitments or understandings for the issuance of shares of Preferred Stock.

Anti-Takeover Effects

The Amendment will provide us with shares of Preferred Stock which would permit us to issue additional shares of capital stock that could dilute the ownership of the holders of our Common Stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. The creation of the Preferred Stock is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our Common Stock or gain control of the Company. The purpose of the creation of the Preferred Stock is to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets.  However, we presently have no plans, proposals, or arrangements to issue any of the newly authorized shares of Preferred Stock for any purpose whatsoever, including future acquisitions and/or financings.

Other than the creation of the “blank check” Preferred Stock, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company. While it is possible that management could use the additional authorized shares of Common Stock or Preferred Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the newly created Preferred Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the creation of the “blank check” Preferred Stock may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages.  To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders’ interests.

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Effective Date

Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended, the Amendment shall be effective twenty (20) days after this Information Statement is mailed to stockholders of the Company.  We anticipate the effective date to be on or about January 12, 2017.

(a)	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 30, 2016, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of  November 30, 2016, we had 108,096,935 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (pre-split)	Percentage Owned (2)

Directors and Executive Officers

Christopher Vallos, President and CEO, CFO, and Director	1,200,000	1.1%
573 Monroe Blvd.
Painesville, OH 44077

All Officers and Directors	1,200,000	1.1%

5% Stockholders

Flex Mining Ltd. (3)	66,300,000	61.3%
4540 21st N.W. Calgary, Alberta
Canada T3B 0W4

____________

(1)

Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the ownership percentage of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the ownership percentage of any other person shown in the table.

(2)	Based on 108,096,935 shares of our common stock issued and outstanding as of November 30, 2016.

(3)

The business address of Flex Mining Ltd. is 4540 21st N.W., Calgary, Alberta, Canada T3B 0W4. The principal business of Flex Mining Ltd. is mining and mineral exploration. Mr. Christian Simmerling has power to vote or to direct the vote and power to dispose or to direct the disposition of all securities owned directly by Flex Mining Ltd.

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(b) Changes in Control

We know of no arrangements which may at a subsequent date result in a change in control of the Company.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain "forward-looking statements." All statements other than statements of historical fact are "forward-looking statements" for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as "expects," "anticipates," "plans," "believes," "projects," and words of similar meaning. These statements relate to our future business and financial performance.

Actual outcomes may differ materially from these statements. The risks listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our:

*	Annual Report on Form 10-K for the fiscal year ended July 31, 2016 and

*	Quarterly Reports on Form 10-Q for the periods ended October 31, 2015, January 31, 2016 and April 30, 2016.

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reportsmay be obtained from the SEC's EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any stockholder upon written request.

By Order of the Board of Directors

December 23, 2016	/s/ Christopher P. Vallos
Christopher P. Vallos, President,
Beachwood, Ohio

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Certificate of Amendment

To the

Articles of Incorporation

Pursuant to the provisions of the Sections 78.385 and 78.390 of the Nevada Revised Statutes (NRS), the undersigned corporation adopts the following Certificate of Amendment to its Articles of Incorporation:

1.	Name of corporation: GOLD LAKES CORP.

2.	The articles have been amended as follows:

Article 3 (Authorized Stock) is deleted in its entirety and replaced with the following:

“3. The Capital Stock shall consist of 2,000,000,000 shares of common stock, $0.001 par value, all of which stock shall be entitled to voting power, and 1,000,000 shares of preferred stock, $0.001 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of preferred stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.”

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 61.3%.

4.	Effective date and time of filing: (optional) Date: _______________ Time: _________________

5.	Signature: (required)

/s/ Christopher P. Vallos
Signature of Officer: Christopher P. Vallos, President

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